                                    EXHIBIT I

                 OFFSITE SERVICES AGREEMENT: PRINCIPAL DOCUMENT

This continuing services agreement ("Agreement") is made effective as of the date of last signature below, between Exxon Company, U.S.A., a division of Exxon Corporation, a New Jersey corporation, having offices at 800 Bell Street, Houston, Texas 77002 ("Exxon") and Asphalt Supply and Services, Incorporated
(ASSI), a Montana corporation, having offices at 509 West Railroad Street, Laurel, Montana 59044 ("Contractor"). and is made in consideration of the terms and conditions contained in this Agreement. Exxon and Contractor agree as follows:

                                      INDEX

I           PRINCIPAL DOCUMENT                         II. GENERAL TERMS AND CONDITIONS

1.          DEFINITIONS
2.          SCOPE OF SERVICES
3.          TERM                                       III. EXHIBITS
4.          VOLUME
5.          COMPENSATION                               Unless indicated by "N/A" adjacent to each Exhibit listed
6.          INVOICING PROCEDURES                       below, the following Exhibits are each incorporated into
7.          CONTRACTOR'S WARRANTIES                    this Agreement.
8.          RETURNED GOODS
9.          HEALTH, SAFETY AND RELATED POLICIES        EXHIBIT A    Scope of Services              -------
10.         ENVIRONMENTAL                              EXHIBIT B    Product Quality Control & Measurement
11.         INSURANCE                                                                              -------
12.         APPLICABLE LAW                             EXHIBIT C    Compatibility & Cleaning Guidelines
13.         FEDERAL CONTRACT CLAUSES                                                               -------
14.         NOTICES                                    EXHIBIT D    Compensation                   -------
15.         SURVIVORSHIP                               EXHIBIT E    Invoicing Procedures           -------
16.         AGREEMENT ASSIGNMENTS                      EXHIBIT F    Federal Contract Supplement    -------
17.         AMENDMENTS                                 EXHIBIT G    Health and Safety Requirements -------
18.         PRECEDENCE
19.         ENTIRE AGREEMENT                           EXHIBIT H    Drug and Alcohol Policy        -------
20.         CONDITION PRECEDENT                        EXHIBIT I    Product Specifications         -------
                                                       EXHIBIT J    Marine Provisions                N/A
                                                                                                   -------

                              ARTICLE 1: DEFINITIONS

For the purposes of this Agreement, the following terms shall have the meanings stated below:

1)                 "Agreement" means this Principal Document, the                Houston, Texas 77002 which is the party entering
                   Exhibits indicated in the Index and the General               into this Agreement.
                   Terms and Conditions.
                                                                            6)   "Law" means all government laws, regulations and
2)                 "Competence" means the expertise, experience,                 rules.
                   capability and specialized knowledge to perform
                   Services in a good and workmanlike manner and            7)   "Principal Document" means this part of this
                   within all accepted standards for the industry.               Agreement labeled CONTINUING SERVICES
                                                                                 AGREEMENT: PRINCIPAL DOCUMENT.
3)                 "Contractor" means the legal entity identified in the
                   preamble of this Principal Document that is              8)   "Product" means asphalt binders and related
                   responsible for performing Services in accordance             additives listed in Exhibit 1.
                   with the terms of this Agreement.
                                                                            9)   "Services" means the services described in Exhibit
4)                 "Exhibits" means the exhibits listed In the Principal         A.
                   Document and incorporated into this Agreement.
                                                                            10)  "Subcontractors" means subcontractors, suppliers
5)                 "Exxon" means Exxon Company, U.S.A., a division               or materialmen providing materials or services to
                   of Exxon Corporation, a New Jersey corporation,               Contractor for the purpose of completing Services
                   having its principal offices at 800 Bell Street,              under this Agreement.

                                        Continuing Services Agreement PIA032398

                          ARTICLE 2: SCOPE OF SERVICES

The purpose of this Agreement is to provide the Services specifically set out in Exhibit A. The Services are generally described as receiving, unloading, storing, blending, shipping, and inventorying Exxon Product by Contractor at ASSI's asphalt terminal located at 509 West Railroad Street, Laurel, Montana 59044.

                    ARTICLE 3: TERM AND AGREEMENT TERMINATION

3.1         TERM
The Term of this Agreement begins on the date of last signature below and shall continue through December 31, 1998, at which time it shall automatically renew each calendar year thereafter, unless terminated earlier as permitted by this Agreement. In no event shall this Agreement extend beyond December 31, 2000.

3.2         AGREEMENT TERMINATION
Exxon or Contractor may terminate this Agreement on the last day of an annual term by giving a notice of termination at least ninety (90) days in advance to the other party.

Neither party shall be liable to the other as a result of termination of this Agreement for any costs, claims, losses, damages, or liabilities including, without limitation, loss of anticipated profits. Exxon shall not be liable to Contractor for reimbursement for Services unperformed as a result of the termination.

3.3         PRODUCTS IN CUSTODY AT TERMINATION/EXPIRATION
Upon receipt or delivery of a notice of termination or expiration of this Agreement, Contractor shall have the option to purchase all or any quantity of Product in its custody at any termination or expiration of this Agreement, such option exercisable by giving Exxon notice of its election, including the quantity of Product to be purchased, not later than thirty (30) days prior to the effective date of termination. If Contractor exercises its option, title to the option quantities of the Product shall automatically pass to Contractor on the date of termination or expiration, and within ten (10) days thereafter, Contractor shall pay Exxon per an agreed upon price at the time of termination or expiration. Volume to be determined by gauging the tanks. If Contractor does not exercise its option, Exxon shall arrange to have all Product removed from ASSI's facility on or before the date of termination or expiration at Exxon's expense.

                                ARTICLE 4: VOLUME

Exxon is not committed to purchase any specific amount of Service during the period covered by this Agreement. Any yearly usage figures are Exxon's best estimate of requirements and are for Contractor's use as a guide.

                             ARTICLE 5: COMPENSATION

Subject to the provisions of this Agreement, Contractor shall charge and Exxon shall pay Contractor the applicable rates and fees specified in Exhibit D, for satisfactory performance and completion of Services that Contractor performs under this Agreement. No payment by Exxon shall limit Exxon's right to later dispute any of the charges invoiced, and payment shall not be construed at Exxon's acceptance of any Services.

                        ARTICLES 6: INVOICING PROCEDURES

Contractor shall invoice Exxon for Services using the invoicing procedures in Exhibit E. Exxon shall not be obligated to make any payments of invoices if Contractor does not comply with invoicing procedures.

                       ARTICLE 7: CONTRACTOR'S WARRANTIES

7.1         CONTRACTOR'S REPRESENTATIONS AND WARRANTIES

Contractor represents and warrants that it:
       (a)    Has the Competence to perform the Services;
       (b) Has or shall obtain the necessary tools, equipment and personnel to provide the Services;
       (c) Shall maintain and use all tools and equipment in accordance with manufacturer's specifications and recommendations and good engineering and operational practices;
       (d) Has or shall obtain, at its expense, before performing any Services all the necessary certificates, permits, licenses and authorizations to conduct business and perform the Services;
       (e)    Shall perform all Services in accordance with all applicable Law;
       (f) Shall perform all Services in good faith, promptly, with due diligence and Competence; and
       (g) Fully comprehends the requirements and contingencies for providing Services and it shall examine the Work Site for any additional or special requirements and contingencies prior to performing Services.


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                                         Continuing Services Agreement PIA032398

7.2 CONTRACTOR'S DUTY FOR COMPLIANCE OF SERVICES WITH AGREEMENT Contractor represents and warrants that it shall not perform any aspect of the services that it knows or has reason to believe cannot be performed in conformity with the provisions of this Agreement. If Contractor determines that it cannot perform Services in conformity with these provisions, Contractor shall immediately advise Exxon and work with Exxon to develop a mutually satisfactory resolution for the inability to perform.

                            ARTICLE 8. RETURNED GOODS

Should Exxon elect to return to Contractor, and an authorized Contractor employee has agreed to receive prior to being returned, on specification or carrier damaged Products processed and delivered by Contractor, Exxon shall be responsible for all transportation costs and Contractor's charges. In the event off specification Product, which is confirmed by Contractor's retained sample or non-salable Product as specified in Exhibit 1, which is noted an Contractor's bill of lading and co-signed by both carrier and Contractor authorized employee at time of delivery (for example, Product contamination attributed to Contractor) was processed and delivered by Contractor, it shall be returned at Contractor's cost including reimbursement to Exxon for all transportation, insurance, Product, Service or material charges.

                 ARTICLE 9: HEALTH, SAFETY AND RELATED POLICIES

9.1         CONTRACTOR'S HEALTH AND SAFETY OBLIGATIONS

Contractor shall be responsible for providing a healthy and safe work place and working environment for its employees and Subcontractors during performance of Services. Contractor shall protect the health and safety of Contractor's, Subcontractors' and Exxon's employees, the public, and other third parties from any danger associated with the Services. All tools, equipment, facilities and other items used by the Contractor and its practices employed to accomplish the Services are considered part of the working environment. As minimum health and safety requirements, Contractor acknowledges and agrees that it is responsible for and shall ensure that all Services are performed in compliance with any and all:
       (a)    Application Law;
       (b)    Health and safety requirements of Exxon set out in Exhibit G; and

In addition, Contractor agrees that it is responsible and shall ensure that all Services are performed in compliance with any changes to Exhibit G made by Exxon in accordance with Section 9.2 below. Contractor agrees to adopt whatever methods, procedure and precautions are necessary to comply with the provisions in this Article 9.

9.2         CHANGES IN HEALTH AND SAFETY REQUIREMENTS
Exxon may modify or replace at any time the provisions of Exhibit G regarding any health or safety rule(s), regulation(s) or policy(s) applicable to Services under this Agreement by notifying Contractor either orally or in writing without complying with any provision on giving notice in this Agreement.

9.3         RIGHTS AND REMEDIES

Contractor acknowledges that compliance with the provisions of this Article 9 are of the highest importance. Any breach of this Article 9 or the provisions of Exhibit G or H as may be modified shall constitute a substantial and material breach of the Agreement entitling Exxon to exercise the rights and remedies specified in this Agreement and any other rights and remedies under applicable Law or equity.

                            ARTICLE 10: ENVIRONMENTAL

In the event of any Product spills or other environmentally polluting discharges arising from the operations of the Contractor's facility, clean up and/or resulting liability for such spills or discharges shall be the sole responsibility of Contractor. In the event of any Product spills or other environmentally polluting discharges arising from the operation of delivering or receiving vessel or vehicle operated by Exxon or its contractors or any other entity except Contractor acting on behalf of or at the direction of Exxon, Contractor is authorized to commence containment or clean up operations as deemed appropriate or necessary and Contractor shall notify Exxon immediately of such operations. All reasonable costs for containment or cleanup for such spill or discharge shall be borne by Exxon. In the event a spill or discharge is the result of joint negligence by both Contractor and Exxon, costs of containment or clean up shall be borne jointly by Contractor and Exxon In proportion to each party's negligence. Nothing herein shall prevent either Exxon or Contractor from recovering any costs resulting from the negligent act or omission of such contractor or its agents. With regard to providing Services described herein, ASSI shall be deemed "Contractor" for purposes of all environmental laws and regulations.


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

                                         Continuing Services Agreement PIA032398

ASSI shall be considered "generator" of all wastes generated on or from the Premises in or from storage tanks or containment areas for purposes of federal, state or local hazardous and non-hazardous waste laws and regulations. ASSI shall perform the duties and responsibilities of the "generator" in compliance with all applicable laws and regulations, including (without limitation) identifying, packaging, manifesting, reporting, record keeping, handling, transportation and disposing of all hazardous liquid or solid waste removed from the facility. For the purpose of this agreement, waste shall include but not be limited to, line flush, leakage and expired Quality Control Samples. Any waste not specifically identified as the responsibility of Exxon shall be the responsibility of Contractor. Exxon agrees to notify Contractor immediately if any component supplied by Exxon is or becomes classified as toxic or hazardous, and Exxon will remove inventory of any such component from Contractor's premises at the end of the contract or if use of such component is discontinued.

Material Safety Data Sheets: Exxon shall furnish to Contractor Material Safety Data Sheets, including warnings and safety and health information concerning the products and/or the containers for such products sold hereunder. Contractor agrees to communicate such information to all persons Contractor can reasonably foresee may be exposed to or may handle such materials or containers, including but not limited to Contractor's employees, agents, contractors or customers. Exxon Material Safety Data Sheets are available on a 24 hour fax-it-back basis by calling 1-800-298-4007 and entering the Exxon Product code for each Product as set out in Appendix F attached hereto.

                              ARTICLE 11: INSURANCE

11.1        MINIMUM INSURANCE REQUIREMENTS
Contractor shall carry and maintain in force the following insurances in amounts and with companies satisfactory to Exxon:

       (a)    WORKERS' COMPENSATION AND EMPLOYERS' LIABILITY
              For all its employees engaged in performing Services, workers' compensation and employers' liability insurance or similar social insurance in accordance with Law which may be applicable to those employees.

       (b)    COMPREHENSIVE GENERAL LIABILITY
              Its normal and customary comprehensive general liability insurance coverage and policy limits or at least $1,000,000.00, whichever is greater, providing coverage for injury, death or property damage resulting from each occurrence.

Contractor further agrees that the minimum insurance requirements as set forth above shall not limit or waive Contractor's legal or contractual responsibilities to Exxon or to others.

11.2        PROOF OF INSURANCE AND CHANGES
Upon request by Exxon, Contractor shall have its insurance carrier(s) furnish to Exxon certified copies of the required insurance policies and/or certificates of insurance specifying that no insurance shall be canceled or materially changed while Services are in progress without thirty (30) calendar days prior written notice to the requester.

11.3        SUBCONTRACTORS' INSURANCE
If Contractor subcontracts any part of the Services, Contractor shall require its Subcontractors to maintain insurance specified in the subcontracts, but shall not require Subcontractors to carry insurance that would duplicate the coverage of the insurance carried by Contractor. Upon request by Exxon, Contractor shall have its Subcontractors furnish the same evidence of insurance required by Contractor.

11.4        COMMENCEMENT OF SERVICES
Contractor and its Subcontractors shall not begin Services until all of the insurance required of Contractor and its Subcontractors is in force and the necessary documents, if requested by Exxon, have been received.

                           ARTICLE 12: APPLICABLE LAW

The validity, interpretation and construction of this Agreement shall be governed by the Laws of the State of Texas without reference to that state's principles of conflicts of law.

                      ARTICLE 13: FEDERAL CONTRACT CLAUSES

Exxon is an U.S. Government contractor. This Agreement therefore incorporates by this reference, and each party shall comply with, all applicable federal laws, regulations and orders, including without limitation those relating to equal opportunity, utilization of small business concerns and small disadvantaged business concerns, employment of the

                                         Continuing Services Agreement PIA032398

handicapped, employment of disabled veterans and veterans of the Vietnam era, and the environment. Contractor certifies that no facility which has been the subject of a conviction under the applicable portion of the Clean Air Act (42 U.S.C. 7413(c)(1)) or Clean Water Act (33 U.S.C. 1319(c)) and is listed by the Environmental Protection Agency as a violating facility will he used in the performance of any Services incorporating this Agreement. Those Federal Contract Clauses which are required to be expressly incorporated into this Agreement are contained in the attached Federal Contract Supplement (Exhibit F), and the parties agree to the terms and conditions contained in that Supplement.

                               ARTICLE 14: NOTICES

14.1        AGREEMENT NOTICES
Notices intended to affect this Agreement and required or permitted to be given under this Agreement to Exxon or Contractor, shall be in writing and deemed to be properly given if addressed to the appropriate party at the address below, and:

       (a)    Delivered in person,
       (b)    Sent by facsimile with confirmation,
       (c) Deposited in the United States mail with first class postage prepaid, or
       (d)    Delivered by private, prepaid courier


EXXON                                  CONTRACTOR
-------                                ----------
Exxon Company, U.S.A.                  Mr. Robert R. Zimmerman
800 Bell Street, Room 2405D            Asphalt Supply and Services, Incorporated
Houston, Texas 77002                   509 West Railroad Street
Attn: CONTRACT FACILITY COORDINATOR    Laurel, Montana 59044
Phone: 713/656-2411                    Phone: (406) 628-2277/4353
Fax 713/656-7319                       Fax: (406) 628-6459

14.2        ADDRESS CHANGES
Any address for notices under Sections 14.1 above may be changed by written notice to the other party as provided in this Article 14.

                            ARTICLE 15: SURVIVORSHIP

The provisions of Articles 3, 7, 15 and 16 of this Principal Document and ArticIes 3, 4, 7, 8 and 9 of the General Terms and Conditions shall survive any expiration or termination of this Agreement.

                        ARTICLE 16: AGREEMENT ASSIGNMENTS

Contractor shall not assign this Agreement in whole or in part (including any sum accruing to Contractor) without the prior written approval of Exxon, which approval may be withheld for any reason. Any assignment of this Agreement, if approved by Exxon, shall not relieve Contractor of its responsibilities under this Agreement.

                             ARTICLE 17: AMENDMENTS

Any alteration deletion or addition to any of the terms of this Agreement shall only be effective if made in a written amendment to this Agreement, duly executed by Exxon and Contractor. Once an Agreement is made, it shall be deemed incorporated as of its effective date for all ongoing and future Services, unless expressly stated to the contrary in the amendment.

                             ARTICLE 18: PRECEDENCE

In the event of a conflict between any provisions of this Agreement, the terms in this Principal Document shall take precedence and govern over the General Terms and Conditions and the Exhibits, and the General Terms and Conditions shall take precedence and govern over the Exhibits.

                          ARTICLE 19: ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between Contractor and Exxon, and it supersedes all prior negotiations, representations, or agreements, either oral or written, related to this Agreement.


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                                         Continuing Services Agreement PIA032398

                         ARTICLE 20: CONDITION PRECEDENT

If Contractor is the first party to execute this Agreement below, Exxon's acceptance of this Agreement is conditioned on Exxon's review and execution of this Agreement.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement in duplicate originals.

                                              Exxon Company, U.S.A.
         (Contractor)                         (a division of Exxon Corporation)

By: Asphalt Supply & Service Inc.             By: /s/ W R Carter
   ------------------------------------          -------------------------------

Name  [ILLEGIBLE]                             Name    W R Carter
     ----------------------------------            -----------------------------
     (Typed or Printed)                            (Typed or Printed)

Title  President                              Title  [ILLEGIBLE] Operations Mgr.
      ---------------------------------            -----------------------------
Date    4-3-98                                Date  4/6/99
    -----------------------------------           ------------------------------


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